Exhibit 32.2
Certification of Chief Financial Officer Pursuant to 18 U.S.C. § 1350,
as Adopted Pursuant to § 906 of the Sarbanes-Oxley Act of 2002
In connection with the filing with the Securities and Exchange Commission of the Report of Cintas Corporation (the "Company") on Form 10-K for the period ending May 31, 2024 (the "Report"), I, J. Michael Hansen, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:
(1)The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company as of and for the periods presented.

/s/	J. Michael Hansen J. Michael Hansen Principal Financial Officer

July 25, 2024